Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-59086) and Form S-8 (Nos. 333-39239, 333-41815, 333-42443, 333-68250 and 333-117567) of Rayovac Corporation of our report dated February 10, 2004 (except for Note 26, which is as of March 2, 2004) relating to the financial statements of United Industries Corporation and its subsidiaries, which appears in the Current Report on Form 8-K/A of Rayovac Corporation dated February 7, 2005.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

April 11, 2005